Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	John Granara, 508.661.2215
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports First Quarter 2016 Financial Results
and Announces Share Repurchase Program

First Quarter 2016 Financial Highlights:

•	Revenues of $133.8 million, an increase of 16%

•	Adjusted EBITDA of $8.4 million, an increase of 64%

•	Net income per diluted share of $0.02

•	Non-GAAP EPS of $0.03

•	New awards of $133 million, up 59%

FRAMINGHAM, MA - May 5, 2016 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended March 31, 2016 and that its Board of Directors has authorized the repurchase of up to $10 million of the Company's Class A common stock. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

Management Commentary

“The business momentum we established in 2015 carried through into the first quarter, getting 2016 off to a strong start,” stated George P. Sakellaris, Chairman, President and Chief Executive Officer of Ameresco. “We posted meaningful growth in a number of our lines of business and geographic segments. Revenue grew 16%, reflecting impressive growth in our Federal segment, which was up 60%, and actions we took to restore growth in Canada seem to be taking hold, where we saw a return to profitability this quarter."

“Even as we drive growth, we continue to focus on profitability,” Sakellaris continued. “Adjusted EBITDA was up 64%, and awarded backlog was up 19%. With this solid financial performance and improving visibility in our project backlog, we remain confident in our ability to deliver an attractive rate of profitable growth in 2016.”

Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

First Quarter 2016

Revenues were $133.8 million, compared to $115.4 million, driven mainly by the accelerated pace of projects in our Federal segment. Operating income was $1.8 million, compared to a loss of $4.4 million. Gross profit for the first quarter 2015 included a loss for a non-core Canada project of $3.2 million.

Adjusted EBITDA, a non-GAAP financial measure, was $8.4 million, compared to $5.2 million.

Net income was $1.1 million, compared to a net loss of $4.2 million, resulting in net income per diluted share of $0.02, compared to a loss per share of $0.09. Non-GAAP EPS was $0.03, compared to $(0.02).

Additional First Quarter 2016 Operating Highlights:

•	Project revenues were $85.1 million, an increase of 24%.

•	Revenues from other service offerings was flat at $10.0 million.

•	Adjusted cash from operations, a non-GAAP financial measure, of $1.3 million, compared to $(4.1) million.

•	Total construction backlog was $1,394.2 million as of March 31, 2016 and consisted of:

◦
$360.5 million of fully-contracted backlog of signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next 12-24 months, on average; and

◦	$1,033.7 million of awarded projects, representing projects in development for which we do not have signed contracts.

•	Assets in development were up 17% to $174.0 million.

FY 2016 Guidance
Based on first quarter results and new contracts signed during the first quarter, Ameresco reaffirms its full year 2016 outlook. The Company expects to earn total revenue in the range of $645 million to $680 million in 2016. The Company also expects adjusted EBITDA for 2016 to be in the range of $51 million to $57 million and net income per diluted share to be in the range of $0.25 to $0.30 for 2016. Our guidance assumptions for the remainder of 2016 are as follows: project revenues from contracted backlog of approximately $250 million; project revenues from awarded projects and proposals in the range of $120 million to $145 million; the remainder of revenues from all other service offerings; gross margin in the range of 19-20%; operating expenses as a percentage of revenue of 15.5-16.5%; an effective income tax rate of 25% using the midpoint of our guidance range; and weighted average common shares outstanding of 48 million. This guidance excludes the impact of any non-controlling interest activity and any additional charges relating to the SunEdison bankruptcy.

Share Repurchase Program

Ameresco's Board of Directors has authorized the repurchase of up to $10 million of the Company's Class A common stock from time to time on the open market or in privately negotiated transactions.

"We believe that intelligent and effective capital allocation is one of the most important responsibilities of corporate managements and boards," stated Joseph W. Sutton, Lead Independent Director of Ameresco. "In our view the repurchase of shares of Ameresco common stock at current prices is an opportunity to enhance shareholder value. Importantly, we do not expect this program to have any impact on the Company's long-term growth strategies."

The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with its stock plans and for other corporate purposes.

The repurchase program will be funded using the Company's working capital and borrowings under its revolving line of credit. As of March 31, 2016, the company had cash and cash equivalents of $17.1 million and the ability to borrow up to $43.9 million under its revolving line of credit.

Webcast Reminder
The Company will host a conference call today at 8:30 a.m. ET today to discuss results. Participants may access the earnings conference call by dialing +1 (877) 359-9508 or internationally +1 (224) 357-2393. The passcode is 87439198. Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.
In conjunction with the conference call, the Company will provide management’s prepared remarks in the “Investor Relations” section of the Company's website, as well as in a Current Report on Form 8-K filed with the SEC.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission on March 4, 2016. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,102	$21,645
Restricted cash	11,126	16,236
Accounts receivable, net	69,113	73,372
Accounts receivable retainage, net	23,339	21,454
Costs and estimated earnings in excess of billings	58,426	88,334
Inventory, net	13,547	13,223
Prepaid expenses and other current assets	14,452	11,745
Income tax receivable	1,576	2,151
Project development costs	17,328	15,538
Total current assets	226,009	263,698
Federal ESPC receivable	104,449	125,804
Property and equipment, net	5,059	5,328
Project assets, net	247,841	244,309
Goodwill	59,092	59,085
Intangible assets, net	6,085	6,770
Other assets	21,643	18,446
Total assets	$670,178	$723,440
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and capital lease liabilities	$13,571	$13,427
Accounts payable	91,042	114,759
Accrued expenses and other current liabilities	21,590	21,983
Billings in excess of cost and estimated earnings	25,880	28,744
Income taxes payable	834	810
Total current liabilities	152,917	179,723
Long-term debt and capital lease liabilities, less current portions and net of deferred financing fees	91,180	100,490
Federal ESPC liabilities	99,259	122,040
Deferred income taxes	1,962	4,010
Deferred grant income	8,153	8,291
Other liabilities	21,090	18,854

Redeemable non-controlling interest	6,722	490

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 28,783,142 shares issued and outstanding at March 31, 2016, 28,684,392 shares issued and outstanding at December 31, 2015	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at March 31, 2016 and December 31, 2015	2	2
Additional paid-in capital	111,004	110,311
Retained earnings	185,508	184,454
Accumulated other comprehensive loss, net	(7,622)	(5,228)
Total equity	288,895	289,542
Total liabilities, redeemable non-controlling interest and equity	$670,178	$723,440

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Revenues	$133,776	$115,433
Cost of revenues	106,100	95,790
Gross profit	27,676	19,643
Selling, general and administrative expenses	25,888	24,071
Operating income (loss)	1,788	(4,428)
Other expenses, net	843	2,662
Income (loss) before provision (benefit) for income taxes	945	(7,090)
Income tax provision (benefit)	241	(2,902)
Net income (loss)	704	(4,188)
Net loss attributable to redeemable non-controlling interest	350	—
Net income (loss) attributable to Ameresco, Inc.	$1,054	$(4,188)
Net income (loss) per share attributable to common shareholders:
Basic	$0.02	$(0.09)
Diluted	$0.02	$(0.09)
Weighted average common shares outstanding:
Basic	46,742,488	46,408,123
Diluted	46,860,344	46,408,123

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$704	$(4,188)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation of project assets	4,543	3,983
Depreciation of property and equipment	772	748
Amortization of deferred financing fees	290	282
Amortization of intangible assets	604	1,009
Provision for bad debts	1,154	33
Unrealized gain on interest rate swaps	(70)	(83)
Stock-based compensation expense	367	518
Deferred income taxes	(1,160)	(1,353)
Unrealized Foreign exchange (gain) loss	(806)	843
Changes in operating assets and liabilities:
Restricted cash	(1,455)	(277)
Accounts receivable	5,096	5,102
Accounts receivable retainage	(1,710)	2,554
Federal ESPC receivable	(22,879)	(13,133)
Inventory	(325)	(66)
Costs and estimated earnings in excess of billings	33,816	2,880
Prepaid expenses and other current assets	(2,946)	1,374
Project development costs	(2,093)	(1,438)
Other assets	55	(2,274)
Accounts payable, accrued expenses and other current liabilities	(25,260)	(21,423)
Billings in excess of cost and estimated earnings	(3,042)	4,522
Other liabilities	(1,277)	49
Income taxes payable	553	(1,745)
Cash flows from operating activities	(15,069)	(22,083)
Cash flows from investing activities:
Purchases of property and equipment	(497)	(285)
Purchases of project assets	(8,598)	(5,871)
Cash flows from investing activities	(9,095)	(6,156)
Cash flows from financing activities:
Payments of financing fees	(397)	(857)
Proceeds from exercises of options	326	430
Repayments of senior secured credit facility, net	(11,300)	(2,000)
Proceeds from long-term debt financing	3,049	—
Proceeds from Federal ESPC projects	16,385	18,015
Proceeds from sale-leaseback financing	3,541	7,581
Proceeds from investment by redeemable non-controlling interest	6,582	—
Restricted cash	3,892	13
Payments on long-term debt	(2,584)	(2,525)
Cash flows from financing activities	19,494	20,657
Effect of exchange rate changes on cash	127	1,482
Net increase decrease in cash and cash equivalents	(4,543)	(6,100)
Cash and cash equivalents, beginning of period	21,645	23,762
Cash and cash equivalents, end of period	$17,102	$17,662

Non-GAAP Financial Measures (in thousands)

	Three Months Ended March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Operating income (loss)	$1,788	$(4,428)
Depreciation and amortization of intangible assets	5,919	5,740
Stock-based compensation	367	518
Restructuring charges	368	168
Non-Core Canada project loss	—	3,153
Adjusted EBITDA	$8,442	$5,151
Adjusted EBITDA margin	6.3%	4.5%
Non-GAAP net income (loss) and EPS:
Net income (loss) attributable to Ameresco, Inc.	$1,054	$(4,188)
Less: Loss attributable to redeemable non-controlling interest	(350)	—
Plus: Restructuring charges	368	168
Plus: Non-Core Canada project loss	—	3,153
Plus: Income Tax effect of non-GAAP adjustments	116	71
Non-GAAP net income (loss)	$1,188	$(796)
Non-GAAP EPS	$0.03	$(0.02)

Adjusted cash from operations:
Cash flows from operating activities	$(15,069)	$(22,083)
Plus: proceeds from Federal ESPC projects	16,385	18,015
Adjusted cash from operations	$1,316	$(4,068)

	March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)	$1,033,700	$868,000
Fully-contracted	360,500	387,400
Total construction backlog	$1,394,200	$1,255,400
Assets in development	$174,000	$148,400
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.
Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2016
	Low	High
Operating income	$24,000	$27,000
Depreciation and amortization of intangible assets	25,000	27,000
Stock-based compensation	2,000	2,000
Restructuring	$250	$1,000
Adjusted EBITDA	$51,250	$57,000
Adjusted EBITDA margin	7.0%	7.5%

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, stock-based compensation expense, restructuring charges and loss related to a significant non-core project in Canada. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, stock-based compensation expense, restructuring charges and loss related to a significant non-core project in Canada.
Our management uses adjusted EBITDA as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.
Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, loss related to a significant non-core project in Canada and loss attributable to redeemable non-controlling interest. We consider non-GAAP net income to be an important indicator of our operational strength and performance of our business because it eliminates the effects of events that are not part of the Company's core operations.
Adjusted Cash From Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.